EXHIBIT 32.1

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Amendment No. 2 to the Annual Report on Form 10-K of The GSI Group, Inc., a Delaware corporation (the “Company”), for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), and pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Richard M. Christman, as Chief Executive Officer of the Company, and Randall Paulfus as Interim Chief Financial Officer of the Company, hereby certify that 1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: January 30, 2006

/s/ RICHARD M. CHRISTMAN
Richard M. Christman Chief Executive Officer

/s/ RANDALL PAULFUS
Randall Paulfus Interim Chief Financial Officer

This certification shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934. In addition, this certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.